Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-3 No. 333-212362) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests and Debt Securities,

•                  Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan,

•                  Registration Statement (Form S-3 No. 333-205812) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests; and

•                  Registration Statement (Form S-4 No. 333-225018) and related prospectus of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests to be issued in the merger of a subsidiary of EQT Midstream Partners, LP with Rice Midstream Partners LP;

of our report dated February 15, 2018, with respect to the consolidated financial statements of Rice Midstream Partners LP, which appears in this Current Report (Form 8-K) of EQT Midstream Partners, LP, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 20, 2018